EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.

EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:   William J. Wagner, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Fourth Quarter 2015 Earnings and Increase in Quarterly Dividend

Warren, Pennsylvania — January 25, 2016

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended December 31, 2015 of $16.2 million, or $0.16 per diluted share.  This represents a decrease of $1.1 million, or 6.6%, compared to the same quarter last year when net income was $17.3 million, or $0.19 per diluted share.  The annualized returns on average shareholders’ equity and average assets for the quarter ended December 31, 2015 were 5.83% and 0.77% compared to 6.42% and 0.88% for the same quarter last year. Earnings for the current quarter include acquisition expenses of $1.3 million relating to the merger of LNB Bancorp, Inc. (“LNB”) on August 14, 2015. Excluding the after-tax impact of these expenses, non-GAAP net operating income for the quarter was $17.1 million, or $0.17 per diluted share. The non-GAAP annualized returns on average shareholders’ equity and average assets for the quarter ended December 31, 2015 were 6.16% and 0.82%.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.15 per share payable on February 18, 2016, to shareholders of record as of February 4, 2016.  This represents a 7.1% increase over the prior quarter and is the 85th consecutive quarter in which the Company has paid a cash dividend.

In making this announcement, William J. Wagner, President and CEO, noted, “2015 was an exciting year for Northwest as we completed the largest acquisition in the history of our company and with that, established a solid foundation for future growth in northeastern Ohio. Our fourth quarter earnings demonstrate the significant impact that this franchise will have on Northwest’s core earnings. We also were pleased to continue to realize solid internal growth in our areas of primary focus, with loans growing by 5% and checking balances increasing by 10%. Looking ahead, we will continue to pursue strategies to strengthen our balance sheet by diversifying our loan and deposit mixes while also pursuing opportunities to enhance efficiency in all areas of operations.”

Net interest income increased by $8.6 million, or 13.7%, to $71.2 million for the quarter ended December 31, 2015, from $62.6 million for the quarter ended December 31, 2014. This increase was due primarily to an increase in interest income on loans receivable of $9.7 million, or 13.6%, as a result of internal loan growth of $304.1 million over the prior year, while the LNB acquisition provided net loans of $928.1 million. Partially offsetting this increase was a decrease in interest received on tax-free investment securities of $631,000 and an increase in interest expense of $504,000 due primarily to the addition of $1.034 billion in deposits from the LNB acquisition.

The provision for loan losses increased by $3.5 million to $4.6 million for the quarter ended December 31, 2015, from $1.1 million for the quarter ended December 31, 2014.  This increase is due primarily to the prior year provision being one of the lowest quarterly provisions over the past seven years. Asset quality improved compared to last year as classified loans decreased $24.4 million, or 11.2%, and total nonaccrual loans decreased $8.1 million, or 10.2%.

Noninterest income increased by $2.3 million, or 13.5%, to $19.5 million for the quarter ended December 31, 2015, from $17.2 million for the quarter ended December 31, 2014.  This improvement is due primarily to an increase in service charges and fees of $1.2 million, or 13.6%. This increase was attributable to additional fees earned from the continued growth in checking accounts, as well as from the additional loan and deposit accounts provided by the LNB acquisition. Additionally, other operating income increased by $892,000, or 110.8%, due primarily to recoveries on loans acquired from LNB.

Noninterest expense increased by $6.0 million, or 10.9%, to $61.2 million for the quarter ended December 31, 2015, from $55.2 million for the quarter ended December 31, 2014. This increase was due primarily to a $1.3 million, or 19.9%, increase in processing expenses, due primarily to technology upgrades and the additional costs associated with the 21 offices acquired during the third quarter. Acquisition expense and premises and occupancy costs increased by $953,000 and $887,000, respectively, as a result of LNB merger and the costs associated with the acquired properties.

Income tax expense increased by $2.5 million, or 40.3%, to $8.7 million for the quarter ended December 31, 2015 from $6.2 million for the quarter ended December 31, 2014. This increase relates to the increase in net income before tax and the uncertainty of Pennsylvania’s Education Improvement Tax credit program. Due to this uncertainty, the Company did not participate in the program during the current year.

Net income for the year ended December 31, 2015 of $60.5 million represents a decrease of $1.5 million, or 2.3%, compared to net income of $62.0 million for the year ended December 31, 2014.  This decrease in annual earnings was due to $9.8 million of acquisition expenses, a $3.9 million, or 3.3%, increase in compensation and employee benefits as a result of the LNB acquisition, a $4.1 million, or 15.4%, increase in processing expense due primarily to recent technology upgrades, and a $6.2 million increase in income tax expense due primarily to a decrease in interest income from tax-free municipal bonds, as well as lower state tax credits.  These factors were partially offset by a $14.4 million, or 5.8%, increase in net interest income and a $10.6 million, or 52.2%, decrease in the provision for loan losses. Diluted earnings per share for the year ended December 31, 2015 decreased to $0.64 per share from $0.67 per share last year.  The annualized returns on average shareholders’ equity and average assets were 5.49% and 0.73%, respectively, for the current year compared to 5.69% and 0.79%, respectively, in the prior year. Excluding the after-tax impact of $9.8 million of acquisition expenses, non-GAAP net operating income for the year was $67.0 million, or $0.71 per diluted share. The non-GAAP annualized returns on average shareholders’ equity and average assets for the year ended December 31, 2015 were 6.08% and 0.80%.

The Company also announced plans to optimize its office network. In recent years, the Company has invested heavily in alternative delivery channels such as online and mobile banking, depository ATMs, and automated telephone banking which enables customers to transact business outside of the branch and beyond normal business hours. As a result, the number of transactions conducted in offices has significantly decreased over the past several years and has created an opportunity to improve operating efficiency. Based on these changes in customer preferences, the Company expects by mid-year 2016 to consolidate 24 of its offices into nearby locations and convert two full-service offices into drive-up only facilities. Expenses associated with these changes are expected to be approximately $5.0 million, which will be incurred during the first half of 2016, and the annual reduction in pre-tax operating expenses beginning in 2017 is expected to be between $5.0 million and $6.0 million.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Bank.  Founded in 1896, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. Northwest operates 176 full-service community banking offices in Pennsylvania, New York, Ohio and Maryland, five free standing drive-up facilities in Pennsylvania, and 51 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Savings Bank can be accessed on-line at www.northwestsavingsbank.com.

#                                                                                         #                                                                                         #

Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with commercial real-estate and business loans.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition
(Dollars in thousands, except per share amounts)

	December 31,	December 31,
Assets	2015	2014
Cash and cash equivalents	$92,263	87,401
Interest-earning deposits in other financial institutions	74,510	152,671
Federal funds sold and other short-term investments	635	634
Marketable securities available-for-sale (amortized cost of $868,956 and $906,702)	874,405	912,371
Marketable securities held-to-maturity (fair value of $32,552 and $106,292)	31,689	103,695
Total cash, interest-earning deposits and marketable securities	1,073,502	1,256,772

Residential mortgage loans	2,750,564	2,521,456
Home equity loans	1,187,106	1,066,131
Other consumer loans	510,617	242,744
Commercial real estate loans	2,351,434	1,801,184
Commercial loans	422,400	358,376
Total loans receivable	7,222,121	5,989,891
Allowance for loan losses	(62,672)	(67,518)
Loans receivable, net	7,159,449	5,922,373

Federal Home Loan Bank stock, at cost	40,903	33,293
Accrued interest receivable	21,072	18,623
Real estate owned, net	8,725	16,759
Premises and Equipment, net	154,351	143,909
Bank owned life insurance	168,509	144,362
Goodwill	261,736	175,323
Other intangible assets	8,982	3,033
Other assets	54,670	60,586
Total assets	$8,951,899	7,775,033

Liabilities and Shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$1,177,256	$891,248
Interest-bearing demand deposits	1,080,086	874,623
Money market deposit accounts	1,274,504	1,179,070
Savings deposits	1,386,017	1,209,287
Time deposits	1,694,718	1,478,314
Total deposits	6,612,581	5,632,542
Borrowed funds	975,007	888,109
Advances by borrowers for taxes and insurance	33,735	30,507
Accrued interest payable	1,993	936
Other liabilities	54,207	57,198
Junior subordinated debentures	111,213	103,094
Total liabilities	7,788,736	6,712,386

Shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 101,871,737 shares and 94,721,453 shares issued and outstanding, respectively	1,019	947
Paid-in-capital	717,603	626,134
Retained earnings	489,292	481,577
Unallocated common stock of Employee Stock Ownership Plan	(20,216)	(21,641)
Accumulated other comprehensive loss	(24,535)	(24,370)
Total shareholders’ equity	1,163,163	1,062,647
Total liabilities and shareholders’ equity	$8,951,899	7,775,033

Equity to assets	12.99%	13.67%
Tangible common equity to assets	10.28%	11.64%
Book value per share	$11.42	11.22
Tangible book value per share	$8.76	9.34
Closing market price per share	$13.39	12.53
Full time equivalent employees	2,186	2,042
Number of banking offices	181	162

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)

	Quarter ended
	December 31,		September 30,
	2015	2014	2015
Interest income:
Loans receivable	$80,882	$71,182	76,087
Mortgage-backed securities	2,301	2,357	2,230
Taxable investment securities	1,108	1,032	1,238
Tax-free investment securities	836	1,467	986
FHLB dividends	499	383	451
Interest-earning deposits	13	164	99
Total interest income	85,639	76,585	81,091

Interest expense:
Deposits	6,435	6,106	6,163
Borrowed funds	8,051	7,876	7,987
Total interest expense	14,486	13,982	14,150

Net interest income	71,153	62,603	66,941
Provision for loan losses	4,595	1,078	3,167
Net interest income after provision for loan losses	66,558	61,525	63,774

Gain on sale of investments	116	381	260
Service charges and fees	10,530	9,268	9,945
Trust and other financial services income	3,410	3,291	3,062
Insurance commission income	2,490	2,181	2,398
Loss on real estate owned, net	(156)	(30)	(246)
Income from bank owned life insurance	1,251	1,057	1,166
Mortgage banking income	208	269	267
Other operating income	1,697	805	1,288
Total noninterest income	19,546	17,222	18,140

Noninterest expense:
Compensation and employee benefits	32,003	31,405	31,000
Premises and occupancy costs	6,403	5,516	6,072
Office operations	4,504	3,677	3,892
Processing expenses	8,057	6,720	8,126
Marketing expenses	1,642	1,434	1,691
Federal deposit insurance premiums	1,299	1,316	1,177
Professional services	1,933	1,970	1,529
Amortization of intangible assets	729	331	422
Real estate owned expense	393	406	471
Acquisition expense	1,347	394	7,590
Other expense	2,917	2,043	1,834
Total noninterest expense	61,227	55,212	63,804

Income before income taxes	24,877	23,535	18,110
Income tax expense	8,684	6,190	5,238

Net income	$16,193	$17,345	12,872

Basic earnings per share	$0.16	$0.19	0.14

Diluted earnings per share	$0.16	$0.19	0.13

Annualized return on average equity	5.83%	6.42%	4.54%
Annualized return on average assets	0.77%	0.88%	0.59%

Basic common shares outstanding	98,741,393	91,741,487	95,256,807
Diluted common shares outstanding	99,500,056	92,103,069	95,825,798

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)

	Year ended December 31,
	2015	2014
Interest income:
Loans receivable	$298,665	282,050
Mortgage-backed securities	8,823	10,320
Taxable investment securities	4,520	4,130
Tax-free investment securities	4,313	6,281
FHLB dividends	2,828	1,809
Interest-earning deposits	431	837
Total interest income	319,580	305,427

Interest expense:
Deposits	24,055	25,322
Borrowed funds	32,272	31,265
Total interest expense	56,327	56,587

Net interest income	263,253	248,840
Provision for loan losses	9,712	20,314
Net interest income after provision for loan losses	253,541	228,526

Noninterest income:
Gain on sale of investments	1,037	4,930
Service charges and fees	38,362	36,383
Trust and other financial services income	12,342	12,369
Insurance commission income	9,526	8,760
Loss on real estate owned, net	(1,989)	(967)
Income from bank owned life insurance	4,338	4,191
Mortgage banking income	933	1,022
Other operating income	4,287	4,078
Total noninterest income	68,836	70,766

Noninterest expense:
Compensation and employee benefits	119,818	115,967
Premises and occupancy costs	24,641	23,455
Office operations	15,584	14,721
Processing expenses	30,780	26,671
Marketing expenses	8,499	8,213
Federal deposit insurance premiums	5,109	5,193
Professional services	6,906	7,661
Amortization of intangible assets	1,688	1,323
Real estate owned expense	2,070	2,140
Acquisition expense	9,751	394
Other expense	9,031	9,797
Total noninterest expense	233,877	215,535

Income before income taxes	88,500	83,757
Income tax expense	27,960	21,795

Net income	$60,540	61,962

Basic earnings per share	$0.64	0.68

Diluted earnings per share	$0.64	0.67

Annualized return on average equity	5.49%	5.69%
Annualized return on average assets	0.73%	0.79%

Basic common shares outstanding	94,314,420	91,535,298
Diluted common shares outstanding	94,829,789	92,274,997

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP to GAAP Net Income *
(Dollars in thousands, except per share amounts)

	Quarter ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014
Operating results (non-GAAP):
Net interest income	$71,153	62,603	263,253	248,840
Provision for loan losses	4,595	1,078	9,712	20,314
Noninterest income	19,546	17,222	68,836	70,766
Noninterest expense	59,880	55,212	224,126	215,535
Income taxes	9,111	6,190	31,239	21,795
Net operating income (non-GAAP)	$17,113	17,345	67,012	61,962

Diluted earnings per share (non-GAAP)	$0.17	0.19	0.71	0.67

Reconciliation of net operating income to net income:	$17,113	17,345	67,012	61,962
Net operating income (non-GAAP)
Non-operating expenses, net of tax:
Acquisition expenses, net of tax benefit	(920)	—	(6,472)	—
Net income (GAAP)	$16,193	17,345	60,540	61,962

Diluted earnings per share (GAAP)	$0.16	0.19	0.64	0.67

* - The table summarizes the Company's results from operations on a GAAP basis and on an operating (non-GAAP) basis for the periods indicated. Operating results exclude acquisition expenses, net of tax benefit. The Company believe this non-GAAP presentation provides a meaningful comparison of operational performance and facilitates a more effective evaluation and comparison of results to assess performance in relation to ongoing operations.

Northwest Bancshares, Inc. and Subsidiaries
Asset quality
(Dollars in thousands)

	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012
Nonaccrual loans current:
Residential mortgage loans	$1,393	1,169	1,361	797
Home equity loans	1,108	1,527	835	635
Other consumer loans	140	88	98	44
Commercial real estate loans	14,018	23,703	17,866	24,960
Commercial loans	4,604	5,917	13,357	5,424
Total nonaccrual loans current	$21,263	32,404	33,517	31,860

Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$430	1,545	427	—
Home equity loans	375	712	404	—
Other consumer loans	97	48	15	—
Commercial real estate loans	2,192	1,128	3,468	5,549
Commercial loans	322	9	7,650	2,002
Total nonaccrual loans delinquent 30 days to 59 days	$3,416	3,442	11,964	7,551

Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$2,139	784	864	—
Home equity loans	389	724	280	—
Other consumer loans	315	234	87	—
Commercial real estate loans	762	763	2,036	2,802
Commercial loans	110	131	716	9,652
Total nonaccrual loans delinquent 60 days to 89 days	$3,715	2,636	3,983	12,454

Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$15,810	17,696	24,625	24,286
Home equity loans	5,650	6,606	8,344	8,479
Other consumer loans	2,900	2,450	2,057	1,936
Commercial real estate loans	16,449	10,215	18,433	24,550
Commercial loans	2,459	4,359	4,298	9,096
Total nonaccrual loans delinquent 90 days or more	$43,268	41,326	57,757	68,347

Total nonaccrual loans	$71,662	79,808	107,221	120,212

	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012
Nonaccrual loans	$71,662	79,808	107,221	120,212
Loans 90 days past maturity and still accruing	1,334	235	690	1,698
Nonperforming loans	72,996	80,043	107,911	121,910
Real estate owned, net	8,725	16,759	18,203	26,165
Nonperforming assets	$81,721	96,802	126,114	148,075

Nonaccrual troubled debt restructuring *	$21,118	24,459	28,889	41,166
Accruing troubled debt restructuring	29,997	37,329	50,277	48,278
Total troubled debt restructuring	$51,115	61,788	79,166	89,444

Nonperforming loans to total loans	1.01%	1.34%	1.86%	2.14%

Nonperforming assets to total assets	0.91%	1.25%	1.60%	1.86%

Allowance for loan losses to total loans	0.87%	1.13%	1.23%	1.28%

Allowance for loan losses to nonperforming loans	85.86%	84.35%	66.12%	60.06%

* Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries
Loans by credit quality indicators as of December 31, 2015
(Dollars in thousands)

	Pass	Special mention *	Substandard **	Doubtful	Loss	Recorded investment in loans receivable
Personal Banking:
Residential mortgage loans	$2,735,164	—	14,060	—	1,340	2,750,564
Home equity loans	1,178,735	—	8,371	—	—	1,187,106
Other consumer loans	508,074	—	2,543	—	—	510,617
Total Personal Banking	4,421,973	—	24,974	—	1,340	4,448,287

Business Banking:
Commercial real estate loans	2,170,951	53,390	126,978	115	—	2,351,434
Commercial loans	359,403	23,730	38,157	1,110	—	422,400
Total Business Banking	2,530,354	77,120	165,135	1,225	—	2,773,834

	$6,952,327	77,120	190,109	1,225	1,340	7,222,121

* - Includes $7.6 million of acquired loans.
** - Includes $18.6 million of acquired loans.

Northwest Bancshares, Inc. and Subsidiaries
Loans by credit quality indicators as of December 31, 2014
(Dollars in thousands)

	Pass	Special mention	Substandard	Doubtful	Loss	Recorded investment in loans receivable
Personal Banking:
Residential mortgage loans	$2,507,269	—	12,763	—	1,424	2,521,456
Home equity loans	1,059,525	—	6,606	—	—	1,066,131
Other consumer loans	240,947	—	1,797	—	—	242,744
Total Personal Banking	3,807,741	—	21,166	—	1,424	3,830,331

Business Banking:
Commercial real estate loans	1,570,649	36,908	145,502	505	—	1,753,564
Commercial loans	333,854	23,690	46,280	2,172	—	405,996
Total Business Banking	1,904,503	60,598	191,782	2,677	—	2,159,560

	$5,712,244	60,598	212,948	2,677	1,424	5,989,891

Northwest Bancshares, Inc. and Subsidiaries
Delinquency
(Dollars in thousands)

Loan delinquency schedule
(Number of loans and dollar amount of loans)

	December 31, 2015		*	December 31, 2014		*	December 31, 2013		*	December 31, 2012		*
Loans delinquent 30 days to 59 days:
Residential mortgage loans	349	$25,943	0.9%	377	$27,443	1.1%	374	$27,486	1.1%	430	$32,921	1.4%
Home equity loans	173	5,806	0.5%	161	5,752	0.5%	213	6,946	0.6%	224	6,534	0.6%
Consumer loans	1,234	7,101	1.4%	1,193	5,572	2.3%	1,010	4,515	2.0%	1,122	5,456	2.4%
Commercial real estate loans	48	24,877	1.1%	56	4,956	0.3%	73	8,449	0.5%	87	13,001	0.8%
Commercial loans	31	2,868	0.7%	26	2,262	0.6%	34	9,243	2.3%	41	3,233	0.8%
Total loans delinquent 30 days to 59 days	1,835	$66,595	0.9%	1,813	$45,985	0.8%	1,704	$56,639	1.0%	1,904	$61,145	1.1%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	100	$7,790	0.3%	100	$6,970	0.3%	103	$7,568	0.3%	100	$9,387	0.4%
Home equity loans	50	2,478	0.2%	49	1,672	0.2%	67	2,243	0.2%	65	1,977	0.2%
Consumer loans	521	2,521	0.5%	525	2,435	1.0%	507	1,866	0.8%	448	1,830	0.8%
Commercial real estate loans	21	8,228	0.3%	21	2,038	0.1%	35	3,968	0.2%	33	4,596	0.3%
Commercial loans	7	598	0.1%	4	209	0.1%	16	1,555	0.4%	17	10,158	2.6%
Total loans delinquent 60 days to 89 days	699	$21,615	0.3%	699	$13,324	0.2%	728	$17,200	0.3%	663	$27,948	0.5%

Loans delinquent 90 days or more: **
Residential mortgage loans	215	$16,350	0.6%	225	$17,696	0.7%	273	$24,625	1.0%	266	$24,286	1.0%
Home equity loans	143	6,112	0.5%	139	6,606	0.6%	171	8,344	0.8%	175	8,479	0.8%
Consumer loans	523	2,926	0.6%	539	2,450	1.0%	470	2,057	0.9%	427	1,936	0.8%
Commercial real estate loans	113	19,031	0.8%	102	10,215	0.6%	124	18,433	1.1%	146	24,550	1.5%
Commercial loans	25	2,599	0.6%	25	4,359	1.1%	31	4,298	1.1%	61	9,096	2.3%
Total loans delinquent 90 days or more	1,019	$47,018	0.7%	1,030	$41,326	0.7%	1,069	$57,757	1.0%	1,075	$68,347	1.2%

Total loans delinquent	3,553	$135,228	1.9%	3,542	$100,635	1.7%	3,501	$131,596	2.3%	3,642	$157,440	2.8%

* - Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
** - Includes $3.7 million of purchased credit impaired loans.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for loan losses
(Dollars in thousands)

	Quarter ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Allowance for loan losses
Beginning balance	$60,547	71,650	67,518	71,348
Provision	4,595	1,078	9,712	20,314
Charge-offs residential mortgage	(171)	(487)	(1,126)	(2,181)
Charge-offs home equity	(1,097)	(493)	(2,424)	(1,783)
Charge-offs other consumer	(2,561)	(1,813)	(8,274)	(6,423)
Charge-offs commercial real estate	(1,216)	(2,931)	(6,326)	(8,422)
Charge-offs commercial	(508)	(1,070)	(8,183)	(11,936)
Recoveries	3,083	1,584	11,775	6,601
Ending balance	$62,672	67,518	62,672	67,518

Net charge-offs to average loans, annualized	0.14%	0.35%	0.23%	0.41%

Northwest Bancshares, Inc. and Subsidiaries
Average balance sheet
(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended December 31,
	2015				2014
				Avg.				Avg.
	Average Balance		Interest	Yield/ Cost (g)	Average Balance		Interest	Yield/ Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$7,148,603		81,428	4.52%	$5,961,303		71,669	4.77%
Mortgage-backed securities (c)	519,736		2,301	1.77%	536,990		2,357	1.76%
Investment securities (c) (d)	427,363		2,394	2.24%	495,554		3,289	2.65%
FHLB stock	38,651		499	5.12%	36,315		383	4.22%
Other interest-earning deposits	40,410		13	0.13%	251,229		164	0.26%

Total interest-earning assets	8,174,763		86,635	4.20%	7,281,391		77,862	4.28%

Noninterest earning assets (e)	747,317				546,946

Total assets	$8,922,080				$7,828,337

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,378,377		871	0.25%	$1,209,117		828	0.27%
Interest-bearing demand deposits	1,083,524		157	0.06%	884,542		147	0.07%
Money market deposit accounts	1,279,181		873	0.27%	1,182,041		797	0.27%
Time deposits	1,720,895		4,534	1.05%	1,506,526		4,334	1.14%
Borrowed funds (f)	906,574		6,730	2.95%	894,509		6,694	2.97%
Junior subordinated debentures	116,626		1,321	4.43%	103,094		1,182	4.49%

Total interest-bearing liabilities	6,485,177		14,486	0.89%	5,779,829		13,982	0.96%

Noninterest-bearing demand deposits	1,145,276				897,082
Noninterest bearing liabilities	133,323				79,850

Total liabilities	7,763,776				6,756,761

Shareholders’ equity	1,158,304				1,071,576

Total liabilities and shareholders’ equity	$8,922,080				$7,828,337

Net interest income/ Interest rate spread			72,149	3.31%			63,880	3.32%

Net interest-earning assets/ Net interest margin	$1,689,586			3.53%	$1,501,562			3.51%

Ratio of interest-earning assets to interest-bearing liabilities	1.26	X			1.26	X

(a)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)	Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)	Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f)	Average balances include FHLB borrowings and collateralized borrowings.

(g)
Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.49% and 4.74%, respectively, Investment securities - 1.82% and 2.02%, respectively, Interest-earning assets - 4.16% and 4.21%, respectively. GAAP basis net interest rate spreads were 3.27% and 3.25%, respectively, and GAAP basis net interest margins were 3.48% and 3.44%, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Average balance sheet
(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Year ended December 31,
	2015				2014
				Avg.				Avg.
	Average Balance		Interest	Yield/ Cost (g)	Average Balance		Interest	Yield/ Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$6,460,078		300,638	4.65%	$5,883,244		284,107	4.83%
Mortgage-backed securities (c)	500,797		8,823	1.76%	581,906		10,320	1.77%
Investment securities (c) (d)	469,568		11,155	2.38%	499,718		13,792	2.76%
FHLB stock (h)	37,500		1,788	4.77%	41,975		1,809	4.33%
Other interest-earning deposits	179,201		431	0.24%	325,201		837	0.25%

Total interest-earning assets	7,647,144		322,835	4.22%	7,332,044		310,865	4.24%

Noninterest earning assets (e)	677,449				561,107

Total assets	$8,324,593				$7,893,151

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,300,102		3,387	0.26%	$1,221,304		3,286	0.27%
Interest-bearing demand deposits	976,789		568	0.06%	882,980		587	0.07%
Money market deposit accounts	1,202,143		3,222	0.27%	1,181,235		3,174	0.27%
Time deposits	1,540,905		16,878	1.10%	1,575,595		18,275	1.16%
Borrowed funds (f)	925,683		27,347	2.95%	881,118		26,574	3.02%
Junior subordinated debentures	108,507		4,925	4.48%	103,094		4,691	4.49%

Total interest-bearing liabilities	6,054,129		56,327	0.93%	5,845,326		56,587	0.97%

Noninterest-bearing demand deposits	1,001,263				864,322
Noninterest bearing liabilities	166,530				94,298

Total liabilities	7,221,922				6,803,946

Shareholders’ equity	1,102,671				1,089,205

Total liabilities and shareholders’ equity	$8,324,593				$7,893,151

Net interest income/ Interest rate spread			266,508	3.29%			254,278	3.27%

Net interest-earning assets/ Net interest margin	$1,593,015			3.49%	$1,486,718			3.47%

Ratio of interest-earning assets to interest-bearing liabilities	1.26	X			1.25	X

(a)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)	Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)	Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f)	Average balances include FHLB borrowings and collateralized borrowings.

(g)
Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.62% and 4.79%, respectively, Investment securities - 1.88% and 2.08%, respectively, Interest-earning assets - 4.17% and 4.17%, respectively. GAAP basis net interest rate spreads were 3.24% and 3.20%, respectively, and GAAP basis net interest margins were 3.43% and 3.39%, respectively.

(h)	Excludes $1.0 million special dividend paid in February 2015 from the average yield calculation.

Northwest Bancshares, Inc. and Subsidiaries
Average balance sheet
(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended December 31, 2015				Quarter ended September 30, 2015
				Avg.				Avg.
	Average Balance		Interest	Yield/ Cost (g)	Average Balance		Interest	Yield/ Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$7,148,603		81,428	4.52%	$6,584,664		76,583	4.61%
Mortgage-backed securities (c)	519,736		2,301	1.77%	498,757		2,230	1.79%
Investment securities (c) (d)	427,363		2,394	2.24%	482,666		2,754	2.28%
FHLB stock	38,651		499	5.12%	39,552		451	4.52%
Other interest-earning deposits	40,410		13	0.13%	162,041		99	0.24%

Total interest-earning assets	8,174,763		86,635	4.20%	7,767,680		82,117	4.19%

Noninterest earning assets (e)	747,317				846,439

Total assets	$8,922,080				$8,614,119

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,378,377		871	0.25%	$1,324,620		865	0.26%
Interest-bearing demand deposits	1,083,524		157	0.06%	1,022,585		149	0.06%
Money market deposit accounts	1,279,181		873	0.27%	1,217,122		825	0.27%
Time deposits	1,720,895		4,534	1.05%	1,577,159		4,324	1.09%
Borrowed funds (f)	906,574		6,730	2.95%	906,410		6,713	2.94%
Junior subordinated debentures	116,626		1,321	4.43%	111,213		1,274	4.48%

Total interest-bearing liabilities	6,485,177		14,486	0.89%	6,159,109		14,150	0.91%

Noninterest-bearing demand deposits	1,145,276				1,054,270
Noninterest bearing liabilities	133,323				275,435

Total liabilities	7,763,776				7,488,814

Shareholders’ equity	1,158,304				1,125,305

Total liabilities and shareholders’ equity	$8,922,080				$8,614,119

Net interest income/ Interest rate spread			72,149	3.31%			67,967	3.28%

Net interest-earning assets/ Net interest margin	$1,689,586			3.53%	$1,608,571			3.50%

Ratio of interest-earning assets to interest-bearing liabilities	1.26	X			1.26	X

(a)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)	Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)	Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f)	Average balances include FHLB borrowings and collateralized borrowings.

(g)
Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.49% and 4.58%, respectively, Investment securities - 1.82% and 1.84%, respectively, Interest-earning assets - 4.16% and 4.14%, respectively. GAAP basis net interest rate spreads were 3.27% and 3.23%, respectively, and GAAP basis net interest margins were 3.48% and 3.45%, respectively.